CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Registration Statement (Form N-1A) of the Artisan Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8932).

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

November 23, 2004